SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (“Separation Agreement”) is made between Eric M. Yoder, M.D. (“Associate”) and AMERIGROUP Corporation, its subsidiaries, successors, affiliates and assigns, which are referred to herein, collectively and individually, as “AMERIGROUP” (Associate and AMERIGROUP individually and collectively referred to herein as the “Party” or the “Parties”).

A. REASONS FOR AGREEMENT

1. AMERIGROUP and Associate have mutually agreed that Associate shall separate from AMERIGROUP, effective as of the close of business on April 1, 2007 (the “End Date”).

2. In order to assist Associate in regard to this separation and as consideration for the obligations from Associate specified below, AMERIGROUP agrees to provide the following benefits, which are referred to herein as the “Special Separation Package.”

B. AGREEMENT

For and in consideration of the mutual promises and commitments specified herein, the Parties agree as follows:

1. Special Separation Package
(a) No sooner than the eighth (8th) day after Associate executes this Separation Agreement, provided that Associate has neither revoked nor breached this Separation Agreement, Associate shall be allowed to take administrative leave for the period from February 5, 2007 through April 1, 2007 (the “Administrative Leave Period”).

(i) During the Administrative Leave Period, Associate shall:

(1) be compensated as follows in each case less all applicable taxes:

(A) for the period beginning on February 5, 2007 through February 28, 2007, Associate shall be paid by AMERIGROUP at his payroll rate of January 1, 2007;

(B) for the period beginning on March 1, 2007 through April 1, 2007, Associate shall be paid at his payroll rate as of January 1, 2007, to the extent that he has sufficient Paid Annual Leave (“PAL”), and

(C) in the event that his PAL is not sufficient for the period from March 1, 2007 to April 1, 2007, Associate shall be deemed to be on leave without pay.

(2)	except as specifically provided herein, continue to receive coverage under AMERIGROUP’s employee medical, dental, life, accidental death and dismemberment, disability, and flexible spending plans at Associate’s coverage or participation level as of January 1, 2007. Such coverage will continue through April 30, 2007, and

(3)	continue to vest stock options issued pursuant to any AMERIGROUP Equity Incentive Plans (the “Stock Agreements”).

(ii) Notwithstanding anything to the contrary contained herein, during the Administrative Leave Period, Associate shall not:

(1) accrue PAL;

(2)	have any authority to contract for or on behalf of AMERIGROUP, to incur obligations or indebtedness for or on behalf of AMERIGROUP, or in any way to bind, act on behalf of, or represent AMERIGROUP, and

(3) represent himself to be an employee of AMERIGROUP.

(b) Provided that Associate has executed this Separation Agreement and neither breached it nor revoked it, and provided further that on the End Date, or as soon thereafter as is practicable, Associate executes the General Release attached hereto as Exhibit A, AMERIGROUP will provide Associate (i) a lump sum payment equal to Two Hundred Eighty-three Thousand Four Hundred Fifteen and no/100 Dollars ($283,415.00), and (ii) a lump-sum payment of One Hundred Forty-five Thousand and no/100ths Dollars ($145,000.00) for the payment of outplacement expenses and estimated COBRA benefits, less, in each case, all applicable taxes.

(c) Provided that Associate has executed this Separation Agreement and neither breached it or revoked it: no sooner than (i) the eighth (8) day after Associate executes this Separation Agreement or (ii) the regularly scheduled payment date, whichever is later, Associate shall receive (1) a cash bonus for the performance year 2006 under the 2003 Cash Incentive Plan in the amount of One Hundred Twenty-five Thousand and no/100ths Dollars ($125,000.00), and (2) a payment of Forty Thousand Six Hundred Eighty and no/100ths Dollars ($40,680.00) under the 2007 LTI Program; less, in each case, all applicable taxes.

(d) Associate will be reimbursed for unreimbursed expenses incurred prior to the End Date, in accordance with AMERIGROUP’s Travel Expense Policy. Notwithstanding the foregoing, Associate must submit reimbursement requests, with receipts attached, prior to March 1, 2007.

(e) Associate and AMERIGROUP further agree that after the End Date, Associate may file an application for unemployment compensation. Should Associate file an application for unemployment compensation, AMERIGROUP will not contest the Associate’s request for benefits as approved by State guidelines, provided that nothing in this Separation Agreement shall be construed as requiring AMERIGROUP to provide false or misleading information to any federal, state or local agency.

(f) The benefits provided to Associate hereunder are unique to Associate’s separation. Nothing herein shall be deemed to establish a separation agreement or other employee benefit plan or program available to other AMERIGROUP employees. The Parties hereto agree that AMERIGROUP has no formal severance package, is not obligated to provide any severance benefit, and is only obligated to pay compensation that has already accrued.

(g) In accordance with its established policies, AMERIGROUP shall provide a neutral reference to Associate and to any persons who inquire of AMERIGROUP for a reference on Associate. Such neutral reference shall state that Associate was employed at AMERIGROUP from May 20, 1996, to the End Date.

(h) Associate acknowledges that Associate’s employment with AMERIGROUP will cease effective as of the close of business on the End Date.

(i) Associate understands that Associate has no obligation to sign this Separation Agreement. Whether or not Associate signs this Separation Agreement, Associate will be entitled to receive, less in each case all applicable payroll taxes: (i) the compensation and accrued but unpaid PAL that Associate has earned through the End Date, which shall be paid to Associate in the first biweekly payroll distribution immediately following the End Date; (ii) all vested benefits under AMERIGROUP’s 401(k) Plan, Deferred Compensation Plan and Stock Agreements, payable in accordance with the terms of those plans; (iii) subject to the provisions of Section B.1(d), reimbursement for incurred and unreimbursed expenses; and (iv) the benefits to which Associate is entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the period of eighteen months beginning on May 1, 2007.

(j) The Parties agree that the circumstances of Associate’s separation from employment do not constitute a “for cause” termination pursuant to the applicable section of the Employee Noncompetition, Nondisclosure and Developments Agreement (the “ENNDA”), if applicable, or pursuant to the applicable sections of the Stock Agreements. Accordingly, if Associate has executed the ENNDA, and/or has executed documents necessary to participate in the Stock Agreements, effective on the End Date, Associate is released from the non-compete restrictions of the ENNDA, if applicable, and of the Stock Agreements, if applicable. Notwithstanding the foregoing, Associate shall continue to comply with all other terms of the ENNDA, if applicable, and the Stock Agreements, if applicable, including, without limitation, the confidentiality, non-disclosure, and non-solicitation provisions, and agrees and understands that the other restrictions contained in those agreements survive execution of this Separation Agreement and Associate’s termination of employment. Options and restricted stock shall cease to vest under any applicable Stock Agreement as of the close of business on the End Date.

(k) Associate acknowledges that certain payments provided for hereunder are in excess of the amounts that the Executive would otherwise be entitled to receive and that AMERIGROUP has no obligation to enter into this Separation Agreement. In consideration for AMERIGROUP assuming these additional obligations and entering into this Separation Agreement, and as a material inducement to AMERIGROUP to enter into this Separation Agreement, the Associate agrees to execute (and not revoke) a release (“Release”) substantially in the form attached hereto as Exhibit A. Execution and non-revocation of the Release by Associate is a condition precedent to Associate’s receipt of the Special Separation Package set forth in Paragraph B(1). This Separation Agreement is subject in all respects to Associate’s execution (and non-revocation) of the Release.

2. General Release
(a) Associate states and affirms that as of the date of this Separation Agreement, Associate has not previously filed or joined in any complaints, charges, or lawsuits against AMERIGROUP with any governmental agency or court of law or equity. Associate agrees, for and on behalf of Associate and Associate’s estate, heirs, spouse, life partner, representatives, successors and assigns, that Associate has or will be finally and permanently separated from employment with AMERIGROUP at the close of business on the End Date, and that Associate waives, releases and forever discharges AMERIGROUP and all related entities, their directors, officers, employees, attorneys and agents, all of whom are third-party beneficiaries of this Separation Agreement, from any and all claims, known or unknown, that Associate has or may have relating to or arising out of Associate’s employment with AMERIGROUP and the separation thereof, including, but not limited to, any claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, liability in tort, claims of any kind, any claims under Title VII of the Civil Rights Act of 1964, as amended, Age Discrimination in Employment Act, the Fair Labor Standards Act, the Family Medical Leave Act, the Equal Pay Act, Worker’s Compensation laws, Employee Retirement Income Security Act (except for any vested benefits under any tax qualified benefit plan), Older Workers Benefit Protection Act, or any other Executive Orders, federal, state or local law relating to employment, employee benefits or the termination of employment, or any other claim arising out of or relating to Associate’s employment, excepting only the provisions of this Separation Agreement and the regular separation benefits. Associate also represents that Associate has not given, sold, assigned, or transferred to any one else, any claim, or a portion of a claim discussed in this Separation Agreement.

(b) Associate also affirms that Associate has been paid for and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Associate may be entitled. Associate affirms that Associate has been granted any leave to which Associate was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws, and that there has been no retaliation as a result of, interference with, or restraint of Associate’s use of such leave. Associate further affirms that Associate has no known workplace injuries or occupational diseases.

(c) Associate further affirms that Associate has not been retaliated against for reporting any allegations of wrongdoing by AMERIGROUP or its officers, including any allegations of corporate fraud.

(d) Both Parties acknowledge that this Separation Agreement does not limit either Party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Associate agrees that if such an administrative claim is made, Associate shall not be entitled to recover any individual monetary relief or other individual remedies. Associate further agrees that Associate will not provide information or testimony in any court action against AMERIGROUP except pursuant to a lawful subpoena and that Associate will notify AMERIGROUP of any subpoena or informal request to testify in Court that Associate receives within three (3) business days after Associate’s receipt of such subpoena or informal request.

3. Claims and Actions
(a) Associate promises never to file a lawsuit asserting any claims that are released in this Separation Agreement.

(b) This Separation Agreement does not waive any rights or claims that Associate may have which arise after the date the Associate signs this Separation Agreement.

(c) If Associate breaks Associate’s promise in Section B.3(a) of this Separation Agreement and files a lawsuit based in whole or in part on claims that Associate has released, or if a lawsuit is initiated based in whole or in part on claims or that Associate has given, sold, assigned, or transferred to any one else, Associate will pay for all costs incurred by AMERIGROUP, any related companies or the directors or employees of any of them, including reasonable attorneys’ fees, in defending against Associate’s claim.

(d) Associate agrees that at all times relative hereto, Associate was an employee at will.

4. Confidentiality and Cooperation
(a) Associate will not divulge or give to anyone any proprietary or confidential information concerning AMERIGROUP’s business or affairs, employees and services obtained by Associate during Associate’s employment.

(b) Associate agrees to return to AMERIGROUP on or before February 16, 2007, all of AMERIGROUP’s documents, information (whether in paper or electronic form) and property in Associate’s possession, control or custody including, but not limited to, Associate’s security badge, keys, files, member lists, mailing lists, provider lists, account information, samples, prototypes, price lists and pricing information, passwords, codes, and all of the tangible and intangible property belonging to AMERIGROUP and relating to Associate’s employment with AMERIGROUP. Associate further represents and warrants that Associate has not retained any copies, electronic or otherwise, of such property.

(c) Except as specifically provided herein, if Associate has executed the ENNDA, and/or has executed documents necessary to participate in the Stock Agreements, Associate shall continue to comply with the terms of the ENNDA, if applicable, and/or the Stock Agreements, if applicable, between Associate and AMERIGROUP, and Associate acknowledges that the obligations contained in those agreements survive execution of this Separation Agreement and Associate’s termination of employment. In particular, Associate shall not disclose any confidential or proprietary information which Associate acquired as an employee of AMERIGROUP to any other person or entity, or use such information in any manner that is detrimental to the interest of AMERIGROUP.

(d) Associate agrees to cooperate fully with AMERIGROUP in transitioning Associate’s work load and work projects.

(e) Associate shall cooperate fully with AMERIGROUP in its defense of or other participation in any administrative, judicial or other proceeding arising from any charge, complaint or other action that has been or may be filed, and AMERIGROUP agrees to be responsible for those costs and expenses reasonably incurred by Associate in fulfilling Associate’s obligations pursuant to this Section B.4(e).

5. Special ADEA Waiver and Release Notification
(a) The General Release, paragraph 2 above, of this Separation Agreement, includes a waiver and release of all claims under the Age Discrimination in Employment Act (“ADEA”) and, therefore, pursuant to the requirements of the ADEA, Associate acknowledges that Associate has been:

(i)	advised that the waiver and release includes, but is not limited to, all claims under the ADEA arising up to and including the date of execution of this waiver and release;

(ii)	advised to consult with an attorney and/or other advisor concerning Associate’s rights and obligations under this Separation Agreement prior to Associate’s execution of it. Associate understands that whether or not to do so is Associate’s decision. Associate agrees, however, that AMERIGROUP shall not be required to pay any of Associate’s attorney’s fees in connection with Associate’s consideration of this Separation Agreement, and that the settlement monies received in Paragraph B.1 are in full and complete settlement of all matters between Associate and AMERIGROUP, including but not limited to, attorney’s fees and costs;

(iii)	advised that Associate has at least twenty-one (21) days within which to consider this Separation Agreement, and

(iv)	advised that Associate may revoke the portion of this Separation Agreement that releases claims under the Age Discrimination in Employment Act (“ADEA”) within seven (7) days of Associate’s signing it. Revocation can be made by delivering a written notice of revocation to Stanley F. Baldwin, General Counsel, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462. For such revocation to be effective, said notice must be postmarked no later than the seventh (7th) calendar day after Associate signs this Separation Agreement. If Associate revokes this Separation Agreement, or any part of this Separation Agreement, it shall not be effective or enforceable and Associate will not receive the benefits described in Paragraph B.1.

6. Confirmation of Corporate Compliance
(a) Associate acknowledges that Associate will not be eligible to receive the benefits described in the Special Separation Package if Associate is found to have committed or condoned during Associate’s employment any acts of fraud against AMERIGROUP or fraud against the government. By signing below, Associate hereby confirms that: Associate has not committed or condoned any such fraudulent activity; Associate has complied with AMERIGROUP’s Corporate Compliance/Ethics Program during Associate’s employment; Associate has not participated in or knowingly permitted others to engage in any conduct prohibited by AMERIGROUP’s Corporate Compliance/Ethics Program; Associate understands that Associate has a duty under that program to notify AMERIGROUP’s designated Corporate Compliance/Ethics Officer of any knowledge of violation of such Program; and Associate is not aware of any such violation by Associate or anyone else employed by AMERIGROUP. Associate confirms that Associate has complied with the duties and obligations outlined in this Section and Associate acknowledges that such compliance is a condition to Associate’s eligibility to receive the benefits described in the Special Separation Package.

(b) Associate agrees to conduct an exit interview on or before the End Date with the Senior Vice President for Business Ethics and will share any and all concerns regarding the operation of AMERIGROUP whether or not those concerns were previously expressed to senior management. Associate and AMERIGROUP agree that in the event the meeting is not recorded, that the Senior Vice President for Business Ethics will create an attachment outlining the concerns raised by Associate and that the attachment upon approval of both Associate and the Senior Vice President for Business Ethics will become part of this Separation Agreement. Both parties agree that approval of the document will not be withheld unreasonably. If the meeting is recorded, a copy of the recording will be attached to this Separation Agreement.

7. Nonpiracy of Employees
Associate agrees that for one year from the End Date, Associate will not directly, on behalf of Associate or any other entity or person, solicit, try to hire, hire, refer for hire, or assist in hiring any personnel employed on the End Date by AMERIGROUP or AMERIGROUP’s subsidiaries.

8. Nondisparagement
Associate and AMERIGROUP each agree to refrain from disparaging the other. Nothing herein shall preclude the giving of truthful testimony in any legal proceeding.

9. No Admission
It is understood and agreed that, prior to entering into this Separation Agreement, AMERIGROUP has admitted no liability for the Special Separation Package provided herein or for any benefits other than those provided by contract or AMERIGROUP policy or the provisions of this Separation Agreement. AMERIGROUP has entered into this Separation Agreement solely for the purposes set forth in Section A.2. and to maintain an amicable and cooperative relationship between Associate and AMERIGROUP.

10. No Waiver or Breach or Remedy
A waiver by AMERIGROUP of the breach of any of the provisions of this Separation Agreement by Associate shall not be deemed a waiver by AMERIGROUP or any subsequent breach, nor shall recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein.

11. Severability
In the event that any provision of this Separation Agreement is determined to be invalid by a court of competent jurisdiction, all other provisions of this Separation Agreement shall remain in full force and effect.

12. Entire Agreement
(a) This Separation Agreement, its exhibits, if any, and the agreements incorporated herein by reference constitute the entire understanding of the Parties relating to the subject matter hereof and, subject to the provisions of Section B.1(j) and Section B.4(c) herein, supersedes and cancels all agreements, written or oral, made prior to the date hereof between Associate and AMERIGROUP relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration, other than, if and where applicable, the ENNDA, the Stock Agreements, AMERIGROUP’s 401(k) Plan, the Employee Stock Purchase Plan and the Executive Deferred Compensation Plan.

(b) The Parties understand and agree that all terms of this Separation Agreement are contractual and are not a mere recital, and represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided.

(c) Associate understands, agrees, and represents that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in Associate’s best interest. Associate represents and warrants that, in negotiating and executing this Separation Agreement, Associate has had an adequate opportunity to consult with competent counsel or other representatives of Associate’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein. Associate acknowledges that Associate received a copy of this Separation Agreement and was offered a reasonable period to consider it.

(d) The Parties agree that this is a negotiated separation agreement and that no term herein shall be construed against a Party merely because that Party or its attorneys proposed or drafted such term.

(e) The Parties have carefully read this Separation Agreement in its entirety; fully understand and agree to its terms and provisions; intend and agree that it is final and binding and understand that, in the event of a breach, either Party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction.

(f) Each Party also agrees that, without receiving further consideration, it will sign and deliver such documents and do anything else that is necessary in the future to make the provisions of this Separation Agreement effective.

13. Agreement Binding
This Separation Agreement shall be binding on the Parties and upon their heirs, administrators, representatives, executors, successors, and assigns and shall inure to their benefit and to that of their heirs, administrators, representatives, executors, successors and assigns.

14. Violation
(a) In the event that Associate violates any of the terms of this Separation Agreement, AMERIGROUP reserves any rights it may have to terminate any or all of its commitments herein and to recover any monies or other considerations previously provided to Associate and to pursue any other remedies available to AMERIGROUP.

(b) Nothing contained in this Separation Agreement shall be construed to prevent Associate from seeking legal redress in the event that AMERIGROUP violates this Separation Agreement.

15. Voluntary
(a) Associate agrees that Associate has read and carefully considered this Separation Agreement and has had the opportunity to ask questions of AMERIGROUP representatives. Associate agrees that Associate also had the opportunity to discuss this Separation Agreement with an attorney of Associate’s choosing. Associate agrees that Associate is signing this Separation Agreement voluntarily and of Associate’s own free will.

(b) Associate acknowledges that the Associate need not and should not sign this Separation Agreement unless the statements in it are completely true and accurate.

16. Choice of Law
This Separation Agreement and the legal relationships among the Parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of laws principles. Each Party hereby irrevocably consents in any dispute, action, litigation or other proceeding concerning this Separation Agreement, to the jurisdiction of the state and federal courts having venue for the City of Virginia Beach, Virginia, and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party or that venue is improper.

17. Section Headings
The section headings in this Separation Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Separation Agreement.

18. No Third-Party Rights
This Separation Agreement is entered into solely between AMERIGROUP and Associate and shall not be deemed to create any rights in any third parties or to create any obligations of AMERIGROUP to any third party, except as specifically stated herein.

19. Non-Parties
The officers, directors, employees, shareholders and representatives of AMERIGROUP are not Parties to this Agreement and shall have no obligation or liability relating to this Separation Agreement.

20. Counterparts
This Separation Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Separation Agreement.

ASSOCIATE

Eric M. Yoder, M.D.

AMERIGROUP CORPORATION

By:
Stanley F. Baldwin
Executive Vice President

COMMONWEALTH OF VIRGINIA

Acknowledged before me by Eric M. Yoder, M.D. on the 14th day of February 2007.

Notary Public
My Commission Expires:

COMMONWEALTH OF VIRGINIA

Acknowledged before me by Stanley F. Baldwin, as Executive Vice President of AMERIGROUP Corporation, on the 14th day of February 2007.

Notary Public My Commission Expires:	—

EXHIBIT A

GENERAL RELEASE

THIS GENERAL RELEASE (“Release Agreement”) is made between Eric M. Yoder, M.D. (“Associate”) and AMERIGROUP Corporation, its subsidiaries, successors, affiliates and assigns, which are referred to herein, collectively and individually, as “AMERIGROUP” (Associate and AMERIGROUP individually and collectively referred to herein as the “Party” or the “Parties”).

REASONS FOR AGREEMENT

A. AMERIGROUP and Associate are Parties to that certain Separation Agreement (the “Separation Agreement”).

B. Under the Separation Agreement, AMERIGROUP and Associate have agreed that Associate’s employment with AMERIGROUP shall terminate effective as of the close of business on April 1, 2007 (the “End Date”).

C. In connection with such termination, AMERIGROUP has agreed to provide Associate with severance payments under Section B.1 of the Separation Agreement (the “Severance Payments”) and as a condition to receipt of such Severance Payments, Associate has agreed to execute and deliver this Release Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and commitments specified herein and in the Separation Agreement, the Parties agree as follows:

1. General Release.

Associate states and affirms that as of the date of this Release Agreement, Associate has not previously filed or joined in any complaints, charges, or lawsuits against AMERIGROUP with any governmental agency or court of law or equity. Associate agrees, for and on behalf of Associate and Associate’s estate, heirs, spouse, life partner, representatives, successors and assigns, that Associate has or will be finally and permanently separated from employment with AMERIGROUP as the close of business on End Date, and that Associate waives, releases and forever discharges AMERIGROUP and all related entities, their directors, officers, employees, attorneys and agents, all of whom are third-party beneficiaries of this Release Agreement, from any and all claims, known or unknown, that Associate has or may have relating to or arising out of Associate’s employment with AMERIGROUP and the separation thereof, including but not limited to any claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, liability in tort, claims of any kind, any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Family Medical Leave Act, the Equal Pay Act, Worker’s Compensation laws, the Associate Retirement Income Security Act (except for any vested benefits under any tax qualified benefit plan), the Older Workers Benefit Protection Act, or any other Executive Orders, federal, state or local law relating to employment, employee benefits or the termination of employment, or any other claim arising out of or relating to Associate’s employment, excepting only:

(a) Associate’s right to receive payment under Section B.1 of the Separation Agreement;

(b) Associate’s right to be offered benefits to which Associate is entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”);

(c) Associate’s accrued rights under AMERIGROUP’s 401(k) Plan and the Executive Deferred Compensation Plan; and

(d)	Associate’s rights under any Stock Agreements (subject to any effect of Associate’s termination under such agreements) or Employee Stock Purchase Plan.

This Release Agreement does not waive any rights or claims that Associate may have which arise after the date Associate signs this Release Agreement. Associate also represents that Associate has not given, sold, assigned, or transferred to any one else, any claim, or a portion of a claim discussed in this Release Agreement.

Associate also affirms that Associate has been paid for and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Associate may be entitled. Associate affirms that Associate has been granted any leave to which Associate was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws, and that there has been no retaliation as a result of, interference with, or restraint of Associate’s use of such leave. Associate further affirms that Associate has no known workplace injuries or occupational diseases.

Associate further affirms that Associate has not been retaliated against for reporting any allegations of wrongdoing by AMERIGROUP or its officers, including any allegations of corporate fraud.

Both Parties acknowledge that this Release Agreement does not limit either Party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Associate agrees that if such an administrative claim is made, Associate shall not be entitled to recover any individual monetary relief or other individual remedies. Associate further agrees that Associate will not provide information or testimony in any court action against AMERIGROUP except pursuant to a lawful subpoena and that Associate will notify AMERIGROUP of any subpoena or informal request to testify in court that she receives within three (3) business days after her receipt of such subpoena or informal request.

2. Claims and Actions.

(a) Associate promises never to file a lawsuit asserting any claims that are released in this Release Agreement.

(b) This Release Agreement does not waive any rights or claims that Associate may have which arise after the date the Associate signs this Release Agreement.

3. Special ADEA Waiver and Release Notification.

(a) The General Release, Section 1 above, of this Release Agreement, includes a waiver and release of all claims under the Age Discrimination in Employment Act (“ADEA”) and, therefore, pursuant to the requirements of the ADEA, Associate acknowledges that Associate has been:

i.	advised that the waiver and release includes, but is not limited to, all claims under the ADEA arising up to and including the date of execution of this waiver and release;

ii.	advised to consult with an attorney and/or other advisor concerning Associate’s rights and obligations under this Release Agreement prior to Associate’s execution of it. Associate understands that whether or not to do so is Associate’s decision. Associate agrees, however, that AMERIGROUP shall not be required to pay any of Associate’s attorney’s fees connection with Associate’s consideration of this Release Agreement, and that the payments and benefits referenced above are in full and complete settlement of all matters between Associate and AMERIGROUP, including, but not limited to, attorney’s fees and costs; and

iii.	given at least twenty-one (21) days within which to consider this Release Agreement.

4. Entire Agreement.

(a) This Release Agreement, in conjunction with the surviving provisions of the Separation Agreement, constitutes the entire agreement and understanding between the Parties and supercedes all other agreements between the Parties whether oral or written with respect to the subject matter hereto.

(b) The Parties understand and agree that all terms of this Release Agreement are contractual and are not a mere recital and represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided.

(c) Associate understands, agrees and represents that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in Associate’s best interest. Associate represents and warrants that, in negotiating and executing this Release Agreement, Associate has had an adequate opportunity to consult with competent counsel or other representatives of Associate’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein. Associate acknowledges that Associate received a copy of this Release Agreement and was offered a reasonable period to consider it.

(d) The Parties agree that this is a negotiated release agreement and that no term herein shall be construed against a Party merely because that Party or its attorneys proposed or drafted such term.

(e) The Parties have carefully read this Release Agreement in its entirety; fully understand and agree to its terms and provisions; intend and agree that it is final and binding and understand that, in the event of a breach, either Party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction.

(f) Each Party also agrees that, without receiving further consideration, it will sign and deliver such documents and do anything else that is necessary in the future to make the provisions of this Release Agreement effective.

5. Voluntary.

Associate agrees that Associate has read and carefully considered this Release Agreement and has had the opportunity to ask questions of company representatives. Associate agrees that Associate also had the opportunity to discuss this Release Agreement with an attorney. Associate agrees that Associate is signing this Release Agreement voluntarily and of Associate’s own free will.

6. Confirmation of Corporate Compliance.
Associate acknowledges that Associate will not be eligible to receive the Severance Benefits if Associate is found to have committed or condoned during Associate’s employment any acts of fraud against AMERIGROUP or fraud against the government. Associate hereby confirms that: Associate has not committed or condoned any such fraudulent activity; Associate has complied with AMERIGROUP’s Corporate Compliance/Ethics Program during Associate’s employment; Associate has not participated in or knowingly permitted others to engage in any conduct prohibited by AMERIGROUP’s Corporate Compliance/Ethics Program; Associate understands that Associate has a duty under that program to notify AMERIGROUP’s designated Corporate Compliance/Ethics Officer of any knowledge of violation of such Program; and Associate is not aware of any such violation by Associate or anyone else employed by AMERIGROUP. Associate confirms that Associate has complied with the duties and obligations outlined in this Section and Associate acknowledges that such compliance is a condition to Associate’s eligibility to receive the benefits described in the Special Separation Package.

7. Choice of Law.

This Release Agreement and the legal relationships among the Parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of laws principles. Each Party hereby irrevocably consents in any dispute, action, litigation or other proceeding concerning this Release Agreement, to the jurisdiction of the state and federal courts having venue for the City of Virginia Beach, Virginia, and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party or that venue is improper.

8. Section Headings.

The section headings in this Release Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Release Agreement.

9. No Third-Party Rights.

This Release Agreement is entered into solely between AMERIGROUP and Associate and shall not be deemed to create any rights in any third parties or to create any obligations of AMERIGROUP to any third party, except as specifically stated herein, and, as provided under this Release Agreement.

10. Counterparts.

This Release Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

ASSOCIATE

Eric M. Yoder, M.D.

AMERIGROUP CORPORATION
By:

Stanley F. Baldwin

Executive Vice President

COMMONWEALTH OF VIRGINIA

Acknowledged before me by Eric M. Yoder, M.D. on the 14th day of February 2007.

Notary Public
My Commission Expires:

COMMONWEALTH OF VIRGINIA

Acknowledged before me by Stanley F. Baldwin, as Executive Vice President of AMERIGROUP Corporation, on the 14th day of February 2007.

Notary Public My Commission Expires:	—